Exhibit 3.2

THE COMPANIES (GUERNSEY) LAW, 2008

NON-CELLULAR COMPANY LIMITED BY SHARES

ARTICLES OF INCORPORATION

of

____________________________________________________

SEDIBELO RESOURCES LIMITED

____________________________________________________

Registered on 9 December 2011

and as amended by Special Resolutions

passed by members on 12 December 2012, 3 December 2013, 1 December 2015 and 1 June 2022

CONTENTS

1.	DEFINITIONS	1
2.	INTERPRETATION	4
3.	SHARES	5
4.	COMPANY NOT OBLIGED TO RECOGNISE ANY TRUST	8
5.	DISCLOSURE OF BENEFICIAL INTERESTS	8
6.	CERTIFICATES AND REGISTER OF MEMBERS	13
7.	CLOSING REGISTER OF MEMBERS OR FIXING OF RECORD DATE	14
8.	TRANSFER AND TRANSMISSION OF SHARES	15
9.	ALTERATION OF CAPITAL	16
10.	GENERAL MEETINGS	17
11.	NOTICE OF GENERAL MEETINGS	19
12.	PROCEEDINGS AT GENERAL MEETINGS	21
13.	VOTES OF MEMBERS	23
14.	NUMBER AND ELECTION OF THE BOARD	27
15.	QUALIFICATION AND REMUNERATION OF DIRECTORS	29
16.	BORROWING AND LENDING POWERS OF THE BOARD	29
17.	OTHER POWERS AND DUTIES OF THE BOARD	30
18.	POWERS OF ATTORNEY AND DELEGATION OF DIRECTORS’ POWERS	30
19.	DIRECTORS' INTERESTS	31
20.	DISQUALIFICATION AND REMOVAL OF DIRECTORS	35
21.	PROCEEDINGS OF DIRECTORS	36
22.	EXECUTIVE DIRECTOR	37
23.	SECRETARY	37
24.	COMMON SIGNATURE	38
25.	THE SEAL	38
26.	AUTHENTICATION OF DOCUMENTS	38
27.	DIVIDENDS AND DISTRIBUTIONS	39
28.	ACCOUNTS	40
29.	AUDITORS	41
30.	UNTRACEABLE MEMBERS	41
31.	AMENDMENT OF ARTICLES	43
32.	NOTICES	43
33.	WINDING UP	46
34.	INDEMNITY	47
35.	INSURANCE	48
36.	INSPECTION OF DOCUMENTS	48
37.	FORUM SELECTION	48
38.	EXCLUDED OPPORTUNITY	48

THE COMPANIES (GUERNSEY) LAW, 2008

NON-CELLULAR COMPANY LIMITED BY SHARES ARTICLES OF INCORPORATION

of

SEDIBELO RESOURCES LIMITED

1.	DEFINITIONS

In these Articles the following words shall bear the meanings set opposite them respectively, if not inconsistent with the subject or context:

Words	Meanings

Approved Operator	The official operator of an Uncertificated System.

Articles	These Articles of Incorporation, as may be amended from time to time.

At any time	At any time or times and includes for the time being and from time to time.

Auditor	The auditor for the time being of the Company.

Board	The board of Directors of the Company at any time or the Directors present at a duly convened meeting at which a quorum is present or, as the case may be, the Directors assembled as a duly formed committee of such Board as the context so requires.

Business Day	A weekday (i.e., other than a Saturday or Sunday) on which the majority of banks in Guernsey are open for normal banking business.

Certificated	A share in the capital of the Company which is not an Uncertificated Share.

Clear Days	In relation to a period of notice, shall mean that period excluding the day when the notice is served or deemed to be served and the day for which it is given or on which it is to take effect.

Companies Law	The Companies (Guernsey) Law, 2008 as amended from time to time, and together with every other law, Order in Council or Ordinance for the time being in force concerning companies registered in Guernsey, the Companies Laws.

Company	The company incorporated under the Companies Laws in respect of which these Articles have been registered.

Default Shares	As defined in 5.6.1.

Director	A director of the Company for the time being.

Dividend	Means dividend or bonus.

Electronic Communications	Means any document “sent in electronic form” (as such term is defined in the Companies Laws).

Executor	Includes administrator.

Group Company	Any subsidiary undertaking of the Company and for this purpose the expression “subsidiary undertaking” shall have the meaning given in the Companies Laws (save that such expression shall also include an Overseas Company).

Interested Party	As defined in 5.3.

Liquidator	Any liquidator of the Company appointed at any time under the Companies Laws.

Listing Rules	The listing rules governing the requirements of companies listed on any Stock Exchange.

Member	In relation to shares means the person whose name is entered in the Register as the holder of the shares and includes any person entitled to such shares on the death, disability or insolvency of a Member.

Memorandum	The Memorandum of Incorporation of the Company.

Month	Calendar month.

Office	The registered office at any time of the Company.

Ordinary Resolution	A resolution passed by a simple majority in accordance with Section 176 of the Companies Law.

Ordinary Share	A share of no-par value in the capital of the Company, which shall carry the right to attend and vote at general meetings (with each share having one vote), to receive dividends declared, and shall entitle the holder to distributions on a winding up of the Company as set out in Article 33.

Overseas Company	Has the meaning given in the Companies Law.

Person	An individual, a company, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency, or political subdivision thereof, and any other entity.

Present in Person	In relation to general meetings of the Company and to meetings of the holders of any class of shares, includes present by proxy or, in the case of a corporate Member, by representative.

Proxy	Includes attorney.

Register	The principal register of Members maintained in Guernsey and, where applicable, any branch register of Members to be maintained in such place within or outside Guernsey as the Board shall determine from time to time.

Secretary	Includes a temporary or assistant secretary and any person appointed by the Board to perform any of the duties of secretary of the Company.

share	A share issued by the Company.

Special Resolution	A resolution passed by a majority of not less than 75% in accordance with Section 178 of the Companies Law.

Stock Exchange	Any stock or Stock Exchange, institution or screen based or other electronic quotation or trading system or market on which the shares of the Company are listed or quoted.

Unanimous Resolution	A resolution agreed to by every Member of the Company in accordance with Section 180 of the Companies Law.

United Kingdom or UK	The United Kingdom of Great Britain and Northern Ireland.

Waiver Resolution	A resolution passed by a majority of not less than 90% in accordance with Section 179 of the Companies Law.

2.	INTERPRETATION

2.1	The singular includes the plural and vice versa.

2.2	The masculine includes the feminine and neutral genders.

2.3	Words importing persons include corporations and unincorporated associations.

2.4	Expressions referring to “writing” include any mode of representing or reproducing words whether sent or supplied in Electronic Communication or otherwise and “written” shall be construed accordingly.

2.5	References to a document being “signed” or to “signature” include references to its being signed under hand or under seal or by any other method and, in the case of an Electronic Communication, such references are to its being authenticated by electronic means as specified in these Articles.

2.6	References to enactments shall include references to any modifications or re-enactments thereof for the time being in force.

2.7	The word “may” shall be construed as permissive and the word “shall” shall be construed as imperative.

2.8	Subject to the above, any words defined in the Companies Laws shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

2.9	The headings are inserted for convenience only and shall not affect the interpretation of these Articles.

2.10	The expression “officer” shall include a Director, the Secretary and such other person as the Board from time to time shall think fit but shall not include an auditor.

2.11	Any words or expressions defined in any Uncertificated System regulations shall (if not inconsistent with the subject or context) bear the same meanings in these Articles.

2.12	The expression “address” shall include, in relation to Electronic Communications, any number or addressed used for the purposes of such Electronic Communication.

3.	SHARES

3.1	Subject to any other provisions of these Articles, the Company may issue an unlimited number of shares with or without a par value which shall have the rights and be subject to the terms and conditions contained in the Articles.

3.2	Subject to the Companies Laws and the other provisions of these Articles (including Articles 3.3 and 3.6), and, where applicable, the Listing Rules and any competent regulatory authority, the Board may exercise the power of the Company to issue shares, to grant rights to subscribe for, or to convert any security into, shares, to issue shares of different types or classes, to issue shares with or without par value and to determine the consideration payable on the issue of such shares.

3.3	Notwithstanding the provisions of clause 3.2, for so long as the Company is listed on the Johannesburg Stock Exchange, the Board shall not have the power to issue unissued shares, options or securities which are listed on the Johannesburg Stock Exchange without an Ordinary Resolution and the prior approval of the Johannesburg Stock Exchange, save for those shares, options or securities issued to existing holders pro rata to their shareholding, unless such shares, options or securities are to be issued for an acquisition of assets.

3.4	All shares or securities of a particular class shall rank pari passu in all respects.

3.5	The Company shall not issue shares in bearer form and shall only issue shares that are fully paid.

3.6	Subject to the Listing Rules and any competent regulatory authority, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share (or option, warrant or other right in respect of a share) in the Company may be issued with such preferred, deferred or other special rights or restrictions, whether as to dividend, voting, return of capital or otherwise, as the Board may determine. The Board is authorised to issue an unlimited number of shares (or options, warrants or other rights in respect of shares).

3.7	Subject to the Listing Rules:

3.7.1	shares with preferred rights (the “Preferred Shares”) may be issued from time to time in one or more series; and

3.7.2	the Board is hereby authorised to provide from time to time by resolution for the creation or issuance, out of the authorised and unissued shares of Preferred Shares, of one or more series of Preferred Shares in accordance with the Companies Laws, and, with respect to each such series, establishing the designation of such series and the number of shares to be included in such series and fixing the voting powers (full or limited, or no voting power), preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of the shares of each such series, including, without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the Companies Laws.

3.8	Subject to the terms and rights attaching to shares already in issue and these Articles and, where applicable, the Listing Rules and any competent regulatory authority, any new shares shall be of such class and amount and have such preference or priority as regards dividends or in the distribution of assets or as to voting or otherwise over any other shares of any class whether then issued or not or be subject to such stipulations deferring them to any other shares with regard to dividends or in the distribution of the assets as the Board may determine.

3.9	Any shares may, with the sanction of the Board, be issued or created on terms that they are, or at the option of the Company or the holder are, liable to be redeemed on such terms and in such manner as the Board may determine.

3.10	The Company may, from time to time, and subject to the provisions of the Companies Laws, purchase its own shares (including any redeemable shares) in any manner authorised by the Companies Laws. Where the Company purchases its own shares, purchases not made on the market or by tender shall be limited to a maximum price as may from time to time be determined by Special Resolution of the Company, either generally or with regard to specific purchases. If purchases are made by tender, tenders shall be available to all Members alike. Shares repurchased by the Company may be held as treasury shares and dealt with by the Directors to the fullest extent permitted by the Companies Laws.

3.11	Subject to the provisions of the Companies Laws and, where applicable, the Listing Rules and any competent regulatory authority, if at any time the shares of the Company are divided into different classes, all or any of the rights for the time being attached to any share or class of shares (and notwithstanding that the Company may or may be about to be placed into liquidation) may be varied or abrogated in such manner (if any) as may be provided by such rights or, in the absence of any such provision, either with the consent in writing of the holders of not less than three quarters in number of the issued shares of that class or with the consent of a Special Resolution passed at a separate general meeting of the holders of shares of the class duly convened and held as provided in these Articles, but so that the quorum at such meeting (other than an adjourned meeting) shall be two persons holding or representing by proxy at least one-third of the voting rights of the issued shares of the class in question (excluding any shares of that class held as treasury shares) (and so that at any adjourned meeting, one holder entitled to vote and Present in Person or by proxy (whatever the number of shares held by such holder) shall constitute a quorum).

3.12	The rights conferred upon the holders of the shares of one or more series of Preferred Shares or shares of any class issued with other rights shall not (unless otherwise expressly provided by the terms of issue of the shares of that class) be deemed to be varied by (a) the creation or issue of further shares ranking as regards participation in the profits or assets of the Company in some or all respects pari passu therewith but in no respect in priority thereto or (b) the purchase or redemption by the Company of any of its own shares.

3.13	The Company may pay commission in money or shares to any person in consideration of their subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company, provided that the rate or amount of commission shall be fixed by the Board and disclosed in accordance with the Companies Laws. The Company may also pay brokerage fees.

3.14	The Board may at any time after the conditional issue of, or agreement to issue, any share but before any person has been entered in the Register as the holder:

3.14.1	recognise a renunciation thereof by the person conditionally issued with any shares in favour of some other person and accord to the former a right to effect such renunciation; and/or

3.14.2	allow the rights represented thereby to relate to one or more shares, in each case, upon and subject to such terms and conditions as the Board may think fit to impose.

3.15	For the purpose of any authorisation under Article 3.6, equity securities which grant rights to subscribe for, or to convert into, shares shall be deemed to relate to such number of Ordinary Shares into which such equity securities may convert pursuant to their initial terms of issue, notwithstanding any terms providing for subsequent adjustment of that number.

3.16	References in this Article to the “issue of shares” shall include the sale of shares in the Company that immediately before the sale are held by the Company as treasury shares.

3.17	These Articles and the Memorandum may only be amended to require a Member to take or to subscribe for more shares than the number held by them at the date on which any such amendment is made, or in any way to increase the Member’s liability as at that date to contribute to the share capital of, or otherwise to pay money to, the Company by Unanimous Resolution.

4.	COMPANY NOT OBLIGED TO RECOGNISE ANY TRUST

Except as required by the Companies Law or these Articles, or under an order of a court of competent jurisdiction, the Company is not obliged to recognise any person as holding any share upon any trust (either express, implied or constructive) or otherwise for the benefit of a third party and the Company is not obliged to recognise any interest in any share except an absolute right to the Member of that share.

5.	DISCLOSURE OF BENEFICIAL INTERESTS

5.1	All provisions within this Article 5 are subject to the Listing Rules and or any competent regulatory authority (as applicable).

5.2	This Article 5 shall not apply if the shares in the Company are exempted by any provision of the Beneficial Ownership of Legal Persons (Guernsey) Law, 2017 or any regulation made thereunder, or any replacement or substitution of either that law or regulation, whether by virtue of the relevant shares held by the Member being listed or otherwise on a Stock Exchange.

5.3	The Board shall have power to, by notice in writing, require any Member or any other person whom the Company knows or has reasonable cause to believe to be or, at any time during the three years immediately preceding the date on which the notice is issued, to have been interested in shares issued by the Company to disclose to the Company the identity of any person (an “Interested Party”) who has, or who has during that time held, any interest (whether direct or indirect) in the shares and the nature of such interest. For these purposes, a person shall be treated as having an interest in shares if they have any interest in them whatsoever, including but not limited to any interest acquired by any person as a result of:

5.3.1	entering into a contract to acquire them (whether for cash or other consideration);

5.3.2	being entitled to exercise, or control the exercise of, any right conferred by the holding of the shares;

5.3.3	being a beneficiary under a trust where the property held on trust includes an interest in the shares;

5.3.4	having the aright to subscribe for the shares;

5.3.5	having the right to call for delivery of the shares;

5.3.6	having the right to acquire an interest in the shares or having the obligation to acquire such an interest; or

5.3.7	being the holder, writer or issuer of derivatives involving the shares.

5.4	Any such notice shall require any information in response to such notice to be given in writing within such reasonable time as the Board shall determine subject to Article 5.12.2.

5.5	If any Member or other person has been duly served with a notice given by the Board in accordance with Article 5.3, and is in default after the prescribed deadline (as determined by the Board in accordance with Article 5.3) in supplying to the Company the information thereby required, then the Board may in its absolute discretion at any time thereafter serve a notice (a “direction notice”) upon such Member or other person.

5.6	A direction notice may direct that, in respect of:

5.6.1	any shares in relation to which the default occurred (all or the relevant number as appropriate of such shares being the “Default Shares”); and

5.6.2	any other shares held by the Member or other person,

the Member or other person shall not be entitled to vote at a general meeting or meeting of the holders of any class of shares of the Company either personally or by proxy to exercise any other right conferred by membership in relation to meetings of the Company or of the holders of any class of shares of the Company.

5.7	Where the Default Shares represent at least 0.25 % of the number of shares in issue of the class of shares concerned, the direction notice may additionally direct that in respect of the Default Shares:

5.7.1	any dividend or the proceeds of any repurchase or repayment on the Default Shares or part thereof which would otherwise be payable on such shares shall be retained by the Company without any liability to pay interest thereon when such money is finally paid to the Member or other person; and

5.7.2	no transfer other than an approved transfer (as set out in Article 5.12.3 below) of the Default Shares held by such Member shall be registered unless:

(a)	the Member is not himself in default as regards supplying the information requested; and

(b)	when presented for registration the transfer is accompanied by a certificate by the Member in a form satisfactory to the Board to the effect that after due and careful enquiry inquiry, the Member is satisfied that no person who is in default as regards supplying such information is an Interested Party in any of the shares the subject of the transfer.

5.8	The Company shall send to each other person appearing to be interested in the shares the subject of any direction notice a copy of the notice, but failure or omission by the Company to do so shall not invalidate such notice.

5.9	If shares are issued to a Member as a result of that Member holding other shares in the Company and if the shares in respect of which the new shares are issued are Default Shares in respect of which the Member is for the time being subject to particular restrictions, the new shares shall on issue become subject to the same restrictions whilst held by that Member as such Default Shares. For this purpose, shares which the Company procures to be offered to Members pro rata shall be treated as shares issued as a result of a Member holding other shares in the Company.

5.10	Any direction notice shall have effect in accordance with its terms for as long as the default, in respect of which the direction notice was issued, continues but shall cease to have effect in relation to any shares which are transferred by such Member by means of an approved transfer as set out in Article 5.12.3(c). As soon as practicable after the direction notice has ceased to have effect (and in any event within five Business Days thereafter) the Board shall procure that the restrictions imposed by Articles 5.6 and 5.7 shall be removed and that dividends withheld pursuant to Article 5.7.1 are paid to the relevant Member.

5.11	For the purpose of enforcing the restrictions referred to in Article 5.7.2 the Board may give notice to the relevant Member requiring the Member to change any Default Shares held in Uncertificated form to Certificated form by the time stated in the notice. The notice may also state that the Member may not change any of the Default Shares held in Certificated form to Uncertificated form. If the Member does not comply with the notice, the Board may authorise any person to instruct the Approved Operator of the Uncertificated System to change the Default Shares held in Uncertificated form to Certificated form.

5.12	For the purpose of this Article:

5.12.1	a person shall be treated as an Interested Party in any shares if the Member holding such shares has given to the Company a notification which either (a) names such person as being so interested or (b) fails to establish the identities of those interested in the shares and (after taking into account the said notification and any other relevant notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;

5.12.2	the prescribed deadline in respect of any particular Member is 28 days from the date of service of the said notice in accordance with Article 5.3, except where the Default Shares represent at least 0.25% of the number of shares in issue of the class of shares concerned, in which case such deadline shall be 14 days; and

5.12.3	a transfer of shares is an “approved transfer” if but only if:

(a)	it is a transfer of shares to an offeror by way or in pursuance of acceptance of a public offer made to acquire all the issued shares in the capital of the Company not already owned by the offeror or connected person of the offeror in respect of the Company;

(b)	the Board is satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares which are the subject of the transfer to a party unconnected with the Member and with other persons appearing to be interested in such shares; or

(c)	the transfer results from a sale made through a Stock Exchange or any stock exchange outside the United Kingdom on which the Company's shares are listed or normally traded.

5.13	For the purposes of this Article 5.12.3 any person referred to in Article 5.15 in relation to a Director shall, mutatis mutandis, be included amongst the persons who are connected with the Member or any person appearing to be an Interested Party in such shares.

5.14	Any Member who has been given notice of an Interested Party in accordance with Article 5.3 who subsequently ceases to have any party interested in his shares or has any other person interested in his shares shall notify the Company in writing of the cessation or change in such interest and the Board shall promptly amend the register of Interested Parties accordingly.

5.15	For the purposes of this Article 5, a person shall be treated as being connected with a Director if that person is:

5.15.1	a spouse, child (under the age of eighteen (18)) or step child (under the age of eighteen (18)) of the Director; or

5.15.2	a partner (acting in that capacity) of the Director or persons described in Article 5.15.1 above.

6.	CERTIFICATES AND REGISTER OF MEMBERS

6.1	Subject to the Companies Laws, shares shall be issued in registered form and may be issued Certificated or Uncertificated as the Board may in its absolute discretion determine.

6.2	Except in respect of Uncertificated shares, every person whose name is entered as a Member in the Register upon an allotment or transfer to them of shares shall be entitled, without payment, to receive one certificate for all such shares of any one class or, several certificates each for one or more of such shares of such class, upon payment for every certificate after the first of such reasonable charges as the Board may from time to time determine.

6.3	Share certificates shall be issued within the relevant time limits as prescribed by the Companies Law or as a Stock Exchange (as applicable) may from time to time determine, whichever is the shorter, after allotment or, except in the case of a transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgement of a transfer with the Company.

6.4	All forms of certificate for shares or any other form of security may, if determined by the Board, be issued under the common signature of the Company and may be signed mechanically or printed on the certificate. If a share certificate is issued and is defaced lost or destroyed it may be replaced or renewed without charge (other than exceptional out of pocket expenses) on such terms (if any) as to evidence and indemnity as the Board thinks fit.

6.5	Shares of any class may be traded through an Uncertificated System and held in Uncertificated form in accordance with such arrangements as may from time to time be permitted by any statute, regulation, order, instrument or rule in force affecting the Company. Amendments to these Articles which may be necessary or expedient for this purpose may be made by Special Resolution but will not be deemed to vary the rights of any class of shares.

6.6	The Company shall keep the Register at the Office in accordance with the Companies Laws and, if applicable, any requirements of the Stock Exchange. The Company shall not at any time cause or permit to be kept in the United Kingdom any branch register or other register of the Members but may permit such to be kept and maintained in elsewhere at the discretion of the Board and the Board may permit a form of certificate to be issued on any branch register or other register in accordance with the requirements of the Stock Exchange.

6.7	Upon the receipt of a request in writing from a Member, the Company shall disclose to the Member so requesting the identity of all Members entered in the Register of Members, subject to applicable law.

6.8	The Company shall not be bound to register more than four persons as the joint holders of any share or shares. In the case of a share held jointly by several persons in Certificated form, the Company shall not be bound to issue more than one certificate thereof and delivery of a certificate to one of the joint holders shall be sufficient delivery to all.

6.9	The Company may close the Register of Members for any time not exceeding an aggregate of 30 days in each year. The maximum period for which the Register of Members may be closed may be extended by Ordinary Resolution to not more than 60 days aggregate in each year.

7.	CLOSING REGISTER OF MEMBERS OR FIXING OF RECORD DATE

7.1	Subject to the Listing Rules, the Directors, in accordance with the Companies Laws, may fix in advance or arrears a time and date as the record date for determination of Members entitled to notice of, attend or to vote at a meeting of the Members or any adjournment thereof, or for the purpose of determining those Members that are entitled to receive payment of any dividend or other distribution, or in order to make a determination of Members for any other purpose.

7.2	If no record date is fixed for the determination of Members entitled to receive notice of, attend or to vote at a meeting of Members or those Members that are entitled to receive payment of a dividend or other distribution, the record date for such determination of Members shall be, subject to the Companies Laws and Listing Rules, the close of business on the Business Day next preceding the day on which notice is given, or, if notice is waived, the close of business on the Business Day next preceding the day on which the meeting is held. When a determination of those Members that are entitled to receive notice of, attend or vote at a meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

8.	TRANSFER AND TRANSMISSION OF SHARES

8.1	Subject to these Articles, any Member may transfer all or any of their shares by an instrument of transfer in the usual or common form or in a form prescribed by a Stock Exchange (as applicable) or in any other form approved by the Board and may be under hand or, if the transferor or the transferee is a clearing house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Board may approve from time to time.

8.2	The instrument of transfer shall be executed by or on behalf of the transferor and the transferee provided that the Board may dispense with the execution of the instrument of transfer by the transferee in any case which it thinks fit in its discretion to do so. Without prejudice to the preceding Article, the Board may also resolve, either generally or in any particular case, upon request by either the transferor or the transferee, to accept mechanically executed transfers. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. Nothing in this Article shall preclude the Board from recognising a renunciation of the allotment or provisional allotment of any share by the allottee in favour of some other person.

8.3	The Board, in so far as permitted by any applicable law may, in its absolute discretion, at any time and from time to time transfer any share upon the Register to any branch register or any share on any branch register to the Register or any other branch register. In any event any such cost of effecting the transfer, the Member requesting such transfer shall bear the cost of effecting the transfer unless the Board otherwise determines.

8.4	Unless the Board otherwise agrees, all transfers and other documents of title shall be lodged for registration with the Company at the Office.

8.5	The registration of transfers of shares or any class of shares may, after notice has been given by advertisement in an appointed newspaper or any other newspapers or by any other means in accordance with the requirements of any Stock Exchange (as applicable) to that effect be suspended at such times and for such periods (not exceeding an aggregate of 30 days in any year) as the Board may determine.

8.6	On the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representative of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to or interest in their shares; provided that nothing herein shall release the estate of a deceased joint holder from any liability in respect of any share jointly held.

8.7	A person so becoming entitled to a share in consequence of the death, bankruptcy, winding up or incapacity of a Member or otherwise by operation of law (subject as hereinafter provided), upon supplying to the Company such evidence as the Board may reasonably require to show their title to the share, shall have the right to receive, and may give a discharge for, all dividends and other money payable or other advantages due on or in respect of the share, but he shall not be entitled to receive notice of or to attend or vote at meetings of the Company or, save as aforesaid, to any of the rights or privileges of a Member unless and until he shall be registered as a Member in respect of the share, PROVIDED ALWAYS that the Board may at any time give notice requiring any such person to elect either to be registered themselves or to transfer the share. If such notice is not complied with within 90 days, the Board may thereafter withhold all dividends or other monies payable or other advantages due in respect of the share until the requirements of the notice have been complied with.

8.8	Notwithstanding the foregoing, the Company shall have power to enter into and perform any agreement with any number of Members of any one or more classes or series of hares to restrict the transfer of shares of any one or more classes owned by such Members in any manner not prohibited by the Companies Laws and/or the Listing Rules, where applicable.

9.	ALTERATION OF CAPITAL

9.1	Subject as provided elsewhere in these Articles (including, without limitation, Article 31) and the Listing Rules (as applicable):

9.1.1	the Company may by Ordinary Resolution:

(a)	consolidate and divide all or any of its share capital into shares of larger amounts than its existing shares;

(b)	subdivide all or any of its shares into shares of smaller amounts so that the resolution whereby any share is subdivided may determine that as between the holders of the shares resulting from subdivision one or more of the shares may have such preferred, deferred or other rights over the others as the Company has power to attach to unissued or new shares;

(c)	convert the whole, or any particular class, of its shares into redeemable shares;

(d)	redesignate the whole, or any particular class, of its shares into shares of another class;

(e)	convert all or any of its fully paid shares the nominal amount of which is expressed in a particular currency into fully paid shares of a nominal amount of a different currency, the conversion being effected at the rate of exchange (calculated to not less than three significant figures) current on the date of the resolution or on such other date as may be specified therein; or

(f)	authorise the Board to do any of the above; and

9.1.2	the Board on any consolidation of shares may deal with fractions of shares in any manner it thinks fit in its absolute discretion.

10.	GENERAL MEETINGS

10.1	Unless waived in accordance with the provisions of a Waiver Resolution in accordance with the provisions of Section 201 of the Companies Law and as permitted by the Listing Rules, annual general meetings shall be held at least once in each calendar year (provided that not more than 15 Months have elapsed since the last such meeting). All general meetings other than annual general meetings shall be called extraordinary general meetings. General meetings shall be held in Guernsey or such other place inside or outside the United Kingdom as may be determined by the Board from time to time and in accordance with the requirements of the Companies Laws.

10.2	A Member shall not, if the Board so determines, be entitled in respect of any share held by such Member to attend or vote (either personally or by representative or by proxy) at any general meeting or separate class meeting of the Company or to exercise any other right conferred by membership in relation to any such meeting if such Member or any other person appearing to be interested in such shares has failed to comply with a notice requiring the disclosure of Members' interests and given under the Articles within 14 days from the date of such notice. The restrictions will continue until the information required by the notice is supplied to the Company or until the shares in question are transferred or sold.

10.3	A Member participating by video link or telephone conference call or other Electronic Communication or telephonic means of remote communication in a general meeting shall be treated as forming part of the quorum of that meeting provided that the Members present at the meeting can hear and speak to the participating Member.

10.4	A video link or telephone conference call or other Electronic Communication or telephonic means of communication in which a quorum of Members participates and all participants can hear and speak to each other shall be a valid meeting which shall be deemed to take place where the chairman of such meeting is present unless the Members resolve otherwise.

10.5	If the Board, in its absolute discretion, considers that it is impractical or undesirable for any reason to hold a general meeting on the date or at the time or place specified in the notice calling the general meeting, it may postpone or move the general meeting to another date, time and/or place. The Board shall take reasonable steps to ensure that notice of the date, time and place of the rearranged meeting is given to any Member trying to attend the meeting at the original time and place. Notice of the business to be transacted at such rearranged meeting shall not be required. The Board may also postpone or move the rearranged meeting under this Article. Notwithstanding the foregoing, with respect to adjourned meetings and any notice requirements, Article 12.4 shall apply.

10.6	The Board may whenever it thinks fit, and shall on the requisition in writing of one or more Members who hold more than 10% of such of the capital of the Company as carries the right of voting at general meetings of the Company (excluding any capital held as treasury shares) upon which all sums then due have been paid, forthwith proceed to convene an extraordinary general meeting.

10.7	The requisition shall be dated and shall state the object of the meeting and shall be signed by the requisitionists and deposited at the Office and may consist of several documents in like form each signed by one or more of the requisitionists.

10.8	If the Board does not proceed to convene a meeting within 21 days (after the date on which it becomes subject to such requirement) and/or fails to hold the meeting so requisitioned within 28 days after the date of the notice convening the meeting then such meeting may be convened by such requisitionists in such manner as provided by the Companies Laws.

10.9	Any meeting convened by requisitionists shall be convened in the same manner (as nearly as possible) as that in which meetings are convened by the Board.

11.	NOTICE OF GENERAL MEETINGS

11.1	Any general meeting shall be convened by at least:

11.1.1	14 Clear Days’ notice of a meeting at which an Ordinary Resolution shall be proposed; and

11.1.2	21 Clear Days’ notice of a meeting at which a Special, Waiver or Unanimous Resolution shall be proposed or of an annual general meeting.

11.2	Notices may be published on a website in accordance with Section 208 of the Companies Laws.

11.3	Notice of a general meeting of the Company must be sent to:

11.3.1	every Member; and

11.3.2	every Director.

11.4	In Article 11.3, the reference to Members includes only persons registered as a Member.

11.5	The notice shall specify the date, time and place of any general meeting and specify any special business to be put to the meeting (as described in Article 12.1), state the general nature of the business to be transacted at the meeting, contain such information and explanation, if any, as is reasonably necessary to indicate the purpose of each resolution intended to be proposed, disclose any relevant interests of Directors in any matters to be dealt with by a resolution to be moved at such meeting, and shall be given by any lawful means by the Secretary or other officer of the Company or any other person appointed in that behalf by the Board to such Members as are entitled to receive notices provided that with the consent in writing of all the Members entitled to receive notices of such meeting a meeting may be convened by a shorter notice or at no notice and in any manner they think fit.

11.6	Where, by any provision of the Companies Laws, special notice is required of a resolution, subject to the provisions of 11.8, the resolution is not effective unless notice of the intention to move it has been given to the Company at least 28 Clear Days before the date of the general meeting at which it is moved.

11.7	The Company must, where practicable, give its Members notice required under Article 11.6 of any such resolution in the same manner and at the same time as it gives notice of the meeting.

11.8	Where it is not practicable to provide the notice required under Article 11.6, the Company must give its Members notice at least 14 Clear Days before the meeting:

11.8.1	by notice in La Gazette Officielle, or

11.8.2	in any other manner deemed appropriate by the Board;

and for so long as the Company is listed on any Stock Exchange, in accordance with the Listing Rules, as applicable.

11.9	If, after notice required under Article 11.6 of the intention to move such a resolution has been given to the Company, a meeting is called for a date 28 Clear Days or less after the notice has been given, the notice is deemed to have been properly given, though not given within the time required.

11.10	In every notice calling a meeting of the Company there must appear a statement informing the Member of:

11.10.1	their rights to appoint a proxy under Section 222 of the Companies Laws; and

11.10.2	the right to appoint more than one proxy.

11.11	The accidental omission to give notice of any meeting to or the non-receipt of such notice by any Member shall not invalidate any resolution or any proposed resolution otherwise duly approved.

11.12	Any Member attending a general meeting in person or by proxy shall be deemed to have received due notice of such meeting and the business to be conducted thereat.

11.13	When a meeting is adjourned for 30 Business Days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

12.	PROCEEDINGS AT GENERAL MEETINGS

12.1	In the absence of contrary provisions herein, the requisite quorum for any general meeting shall be two or more Members Present in Person or by proxy and holding shares conferring in the aggregate at least 33⅓% of the voting power of the Company, provided, however, that with respect to any general meeting that was initiated by and convened pursuant to a resolution adopted by the Board and which at the time of such general meeting the Company is a “foreign private issuer” under US securities laws, the requisite quorum shall be two or more Members Present in Person or by proxy and holding shares conferring in the aggregate at least 25% of the voting power of the Company.

12.2	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened by or upon a requisition, shall be dissolved. If otherwise convened it shall stand adjourned to the same day in the next week at the same time and place or to such other day, time and/or place as the Board may determine and (subject to Article 12.4), no notice of adjournment need be given. On the resumption of an adjourned meeting, if a quorum is not present within five minutes from the time appointed for the holding of the meeting, those Members Present in Person or by proxy shall constitute the quorum.

12.3	The chairman of any general meeting shall be either:

12.3.1	the chairman of the Board;

12.3.2	in the absence of the chairman of the Board, or if the Board has no chairman, then the Board shall nominate one of their number to preside as chairman;

12.3.3	if neither the chairman of the Board nor the nominated Director are present at the meeting then the Directors present at the meeting shall elect one of their number to be the chairman;

12.3.4	if only one Director is present at the meeting then he shall be chairman of the general meeting; or

12.3.5	if no Directors are present at the meeting then the Members present may elect a chairman for the meeting by an Ordinary Resolution.

12.4	Any meeting may be adjourned to any other date, time and/or place by either (i) the chairman of the general meeting or the majority of the directors present at a meeting, or (ii) if so directed by a majority in voting power of the Members entitled to vote at the meeting, Present in Person, by remote communication, if applicable, or represented by proxy, but no business shall be transacted at any adjourned general meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 30 Business Days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

12.5	In the case of a resolution duly proposed as a Special Resolution, no amendment thereto (other than an amendment to correct a patent error) may be considered or voted upon, and in the case of a resolution duly proposed as an Ordinary Resolution, no amendment thereto (other than an amendment to correct a patent error) may be considered or voted upon, unless either at least two Business Days prior to the date appointed for holding the meeting or adjourned meeting at which such Ordinary Resolution is to be proposed, notice in writing of the terms of the amendment and intention to move the same has been received by the Company, or the chairman of the meeting, in their absolute discretion, decides that it may be considered or voted upon. With the consent of the chairman of the meeting, an amendment may be withdrawn by its proposer before it is put to the vote.

12.6	At any meeting, a resolution put to the vote shall be decided by a show of hands unless (before or on the declaration of the result of the show of hands) a poll is demanded. A poll may be demanded:

12.6.1	by the chairman of the meeting; or

12.6.2	by any Member or Members Present in Person or by proxy and representing at least one-tenth of the total voting rights of all the Members having the right to vote on the resolution; or

12.6.3	by at least five Members Present in Person or by proxy.

12.7	If the demand for a poll is withdrawn, the meeting shall continue as if the demand had not been made.

12.8	Unless a poll be demanded a declaration by the chairman that a resolution has on a show of hands been approved or approved unanimously or by a particular majority or not approved and an entry to that effect in the minute book shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded.

12.9	If a poll is properly demanded, it shall be taken in such manner and at such place as the chairman may direct (including the use of ballot or voting papers or tickets) and the result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

12.10	The chairman may, in the event of a poll, appoint scrutineers and may adjourn the meeting to some place and time fixed by them for the purpose of declaring the result of the poll.

12.11	A poll demanded on the election of a chairman and a poll demanded on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and place as the chairman directs not being more than 30 days from the date of the meeting or adjourned meeting at which the poll was demanded.

12.12	In case of an equality of votes the chairman shall not have a second or casting vote in addition to any other vote he may have.

13.	VOTES OF MEMBERS

13.1	Subject to any rights or restrictions attached to any shares, on a show of hands (or other form of voting, if meeting by remote communication), every Member Present in Person or by proxy and entitled to vote shall have one vote, and on a poll every Member Present in Person or by proxy shall have one vote for each share held by them, but this provision shall be subject to the conditions with respect to any special voting powers or restrictions for the time being attached to any shares which may be subject to special conditions.

13.2	Where there are joint registered holders of any share such persons shall not have the right of voting individually in respect of such share but shall elect one of their number to represent them and to vote whether in person or by proxy in their name. In default of such election the person whose name stands first on the Register shall alone be entitled to vote.

13.3	Any Member being under any legal disability may vote by their curator or other legal guardian. Any of such persons may vote either personally or by proxy.

13.4	On a poll votes may be given either personally or by proxy and a Member entitled to more than one vote need not use all their votes or cast all the votes they uses in the same way. A proxy need not be a Member. An instrument of proxy may be valid for one or more meetings and shall, unless stated otherwise, be valid for any adjournment of the meeting as well as for the meeting to which it relates.

13.5	No Member shall be entitled to vote in respect of any shares unless he has been registered as their holder. For the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such person may cast, the Company may specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the Register in order to have the right to attend or vote at the meeting.

13.6	No objection shall be raised to the qualification of any voter or any error pointed out in relation to any votes that have been counted but ought not have been counted or which might have been rejected or any votes that are not counted but which ought to have been counted except at the meeting or the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs and every vote not disallowed shall be valid for all purposes. Any objection made or error pointed out in due time shall be referred to the chairman whose decision shall be final and binding.

13.7	The instrument appointing a proxy shall be in writing under the hand of the appointor or of their attorney duly authorised in writing, or if the appointor is a corporation, under its common seal or under the hand of an officer or attorney duly authorised. If a Member appoints more than one proxy purporting to relate to different shares and the proxy forms appointing those proxies would give those proxies the apparent right to exercise votes on behalf of the Member in a general meeting over more shares than are held by the Member, then each of those proxy forms will be invalid and none of the proxies so appointed will be entitled to attend, speak or vote at the relevant general meeting.

13.8	The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed or a notarially certified copy of that power or authority shall be deposited at the Office or such other address nominated by the Board (in each case either physically or electronically) not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote and in default unless the Board directs otherwise the instrument of proxy shall not be treated as valid.

13.9	The instrument appointing a proxy may be in any form, including Electronic Communication, which the Board may approve (provided that this shall not preclude the use of the two-way form) and may include an instruction by the appointor to the proxy either to vote for or against any resolution to be put to the meeting.

13.10	In calculating the periods mentioned in Articles 13.5 and 13.8 no account shall be taken of any part of a day that is not a Business Day.

13.11	When two or more valid but differing appointments of a proxy are received in respect of the same share for use at the same meeting or poll, the one which is last received (regardless of its date or of the date of its signature) shall be treated as replacing and revoking the others as regards that share; if the Company is unable to determine which was last received, none of them shall be treated as valid in respect of that share. The proceedings at a general meeting shall not be invalidated where an appointment of a proxy in respect of that meeting is sent in Electronic Communication as provided in these Articles, but because of a technical problem it cannot be read by the recipient.

13.12	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll and shall be as valid for any adjournment as for the meeting to which it relates.

13.13	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or disability of the principal or revocation of the proxy or of the authority under which the proxy was executed provided that no intimation in writing of such death, disability or revocation shall have been received by the Company at the Office before the commencement of the meeting or adjournment or the taking of the poll at which the proxy is used.

13.14	Subject to the Companies Laws, a resolution in writing signed by or on behalf of the requisite majority of Members (including, for the avoidance of doubt, Members of a particular class) (a “Written Resolution”) who, on the date when the resolution is circulated, would be entitled to vote on the resolution if it were proposed at a meeting, shall be as effective as if the same had been duly passed at a general meeting. If a Written Resolution is described as a Special, Waiver or Unanimous Resolution, it has effect accordingly. Members are permitted to pass a Written Resolution without holding a meeting only if the following conditions are met:

13.14.1	all Members entitled to vote must receive (including by way of Electronic Communication) (i) a copy of the Written Resolution and (ii) a statement informing the Members how to signify agreement to the Written Resolution, and as to the date by which the Written Resolution must be passed if it is not to lapse (or, if no such date is given, the Written Resolution shall lapse 28 days after the date the Written Resolution was circulated);

13.14.2	the specified majority of Members entitled to vote (for which purpose, the specified majority shall mean the majority who would be required to pass the relevant resolution at a duly convened and held meeting of Members at which all Members were present and voting, as provided for under Article 13.14) (i) sign a document or (ii) sign several documents in the like form each signed by one or more of those Members; and

13.14.3	the signed document or documents is or are delivered to the Company at the place and by the time nominated by the Company in the notice of the Written Resolution, including, if the Company so nominates, by delivery of an Electronic Communication to the address specified for that purpose

13.14.4	Such Written Resolution, if it meets the conditions set forth herein, shall be as effective as if it had been passed at a meeting of all Members entitled to vote duly convened and held. Notwithstanding the foregoing, the Board shall in its discretion determine if any of the conditions set forth herein are not met, such that the Written Resolution is not effective (including but not limited to such Written Resolution not being delivered by the nominated time referenced in the paragraph above).

13.15	Members entitled to exercise 5% or more of the total voting rights of all Members entitled to vote thereon may require the Company to circulate a Written Resolution unless:

13.15.1	it would, if passed, be ineffective (whether by reason of inconsistency with any enactment or the Memorandum or Articles or otherwise);

13.15.2	it is defamatory of any person; or

13.15.3	it is frivolous or vexatious,

but shall not be entitled to circulate a Written Resolution of their own accord. The provisions of the Companies Law shall apply in respect of any Written Resolution which the Members properly require the Company to circulate.

13.16	Any corporation which is a Member may by resolution of its board of directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members or to approve any resolution submitted in writing and the person so authorised shall be entitled to exercise on behalf of the corporation which he represents the same powers (other than to appoint a proxy) as that corporation could exercise if it were an individual Member, PROVIDED THAT, if two or more representatives of one Member purports to exercise a power in respect of the same shares, then (i) if they exercise the power in the same manner, it shall be exercised in such manner; but (ii) if they exercise the power in a different manner, it shall be deemed not to have been exercised.

13.17	Where the Company has knowledge that any Member is, under the Listing Rules, required to abstain from voting on any particular resolution or restricted to voting only for or only against any particular resolution of the Company, any votes cast by or on behalf of such Member in contravention of such requirement or restriction shall not be counted.

14.	NUMBER AND ELECTION OF THE BOARD

14.1	The total number of the Directors constituting the Board shall be determined from time to time by resolution of the Board.

14.2	The Directors (other than those directors elected by the holders of any series of Preferred Shares, voting separately as a series or together with one or more other such series, as the case may be) shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible. Class I directors shall initially serve until the first annual general meeting of members following the adoption of these Articles (the “Classification Effective Time”); Class II directors shall initially serve until the second annual general meeting of members following the Classification Effective Time; and Class III directors shall initially serve until the third annual general meeting of members following the Classification Effective Time. The Board is authorised to assign members of the Board already in office to Class I, Class II or Class III, with such assignment becoming effective as of the Classification Effective Time.

14.3	Commencing with the first annual general meeting of members following the Classification Effective Time, Directors of each class the term of which shall then expire shall be elected, in accordance with the provisions of this Article 14, to hold office for three-year terms.

14.4	Except as otherwise expressly required by the Companies Laws, and subject to the rights of the holders of one or more series of shares with preferred, deferred or other special rights to elect Directors, any vacancy on the Board and any newly created directorships resulting from any increase in the number of Directors shall be filled only by the affirmative vote of a simple majority of the remaining Directors either present and voting at a meeting of the Board or by confirmation in writing or by a sole remaining Director, and shall not be appointed by the Members. Any Director elected in accordance with the preceding sentence shall hold office for a term that shall coincide with the remaining term of the class to which the Director shall have been elected. A vacancy in the Board shall be deemed to exist under these Articles in accordance with Article 20. Vacated offices are not required to be filled.

14.5	All Directors elected pursuant to these Articles shall hold office until the end of the annual general meeting at which their term expires or until their earlier death, resignation, retirement, disqualification or removal from office.

14.6	At each annual general meeting of the Company, every Director of the class whose term expires at such annual general meeting shall automatically retire from office and may, if nominated by the Board and willing to continue to act, be re-elected at such annual general meeting if approved by way of Ordinary Resolution at such meeting. If a Director is re-elected they shall be treated as continuing in office throughout. If a Director is not re-elected, they shall retain office until the end of the meeting.

14.7	The Board shall have the right to nominate an individual for election as a Director of the relevant class whose term expires at an annual general meeting, and such nominee shall be elected if approved by way of Ordinary Resolution at that annual general meeting.

14.8	No person shall, unless nominated by the Board, be eligible for election or re-election as a Director.

14.9	At a general meeting a motion for the election of two or more persons as Directors of the Company by a single resolution shall not be made unless a Unanimous Resolution that it shall be so made has been first approved by the meeting.

15.	QUALIFICATION AND REMUNERATION OF DIRECTORS

15.1	A Director need not be a Member. A Director who is not a Member shall nevertheless be entitled to attend and speak at general meetings.

15.2	The Directors shall be entitled to receive by way of fees for their services as Directors such sum as the Board may from time to time determine. Any fees payable pursuant to this Article 15 shall be distinct from and shall not include any salary, remuneration for any executive office or other amounts payable to a Director pursuant to any other provisions of these Articles and shall accrue from day to day. The Directors shall be entitled to be repaid, or pre-paid, all reasonable travelling, hotel and other expenses properly incurred, or expected to be incurred, by them in or about the performance of their duties as Directors, including expenses incurred in attending meetings of the Board or any committee of the Board or general meetings or separate meetings of the holders of any class of shares or of debentures of the Company. If, by arrangement of the Board, any Director shall perform or render any special duties or services which in the opinion of the Board go beyond their ordinary duties as a Director, he may be paid such reasonable additional remuneration as the Board may determine so long as such arrangement is permissible and appropriate under applicable Listing Rules.

Unless otherwise restricted by these Articles, the Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of Directors for services to the Company in any capacity.

16.	BORROWING AND LENDING POWERS OF THE BOARD

16.1	The Board may exercise all the powers of the Company to raise or borrow money and to give guarantees, mortgage, hypothecate, pledge or charge all or part of its undertaking, property or assets (present or future) and, subject to the provision of the Companies Laws, to issue debentures, loan stock and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

16.2	Subject to any applicable requirement of law, interest may be charged against the income of the Company or against the capital or partly one and partly the other as the Board may from time to time determine.

17.	OTHER POWERS AND DUTIES OF THE BOARD

The business of the Company shall be managed by the Board who may exercise all such powers of the Company as are not required to be exercised by the Company in general meeting subject nevertheless to these Articles and to the Companies Laws and to such regulations as may be prescribed by the Company in general meeting, but no regulation so made shall invalidate any prior act of the Board. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.

18.	POWERS OF ATTORNEY AND DELEGATION OF DIRECTORS’ POWERS

18.1	A power of attorney given by the Company shall be valid if executed by the Company under the common signature of the Company as provided in Article 24.

18.2	The Board may at any time by power of attorney appoint any person or any fluctuating body of persons whether nominated directly or indirectly by the Board to be the power of attorney of the Company for such purposes and with such powers and discretion and for such periods and subject to such conditions as the Board may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any attorney as the Board may think fit and may also authorise any attorney to sub-delegate all or any of their powers and discretion.

18.3	Subject to these Articles, the Directors may from time to time appoint any person, whether or not a Director of the Company, to hold such office in the Company as the Directors may think necessary for the administration of the Company, including, without prejudice to the generality of the foregoing, the offices of chief executive officer and chief financial officer, vice president, manager or controller, for such term and in exchange for such remuneration (whether by way of salary, commission, participation in profit or any combination of them) and with such powers and duties as the Directors may in their absolute discretion think fit. The Directors may also exercise their discretion to remove any such person from their appointment.

18.3.1	Without limiting the generality of Article 22.1, the Directors may appoint one or more of their body to the office of managing Director or to any other executive office under the Company, and the Company may enter into an agreement or arrangement with any Director for his or her employment, subject to applicable law and the Listing Rules (as applicable), or any Stock Exchange, or for the provision by him of any services outside the scope of the ordinary duties of a Director. Any such appointment, agreement or arrangement may be made upon such terms as the Directors determine and they may remunerate any such Director for his services as they think fit. The Directors may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes and on such conditions as they determine, including authority for the agent to delegate all or any of his power.

18.3.2	The Directors may also delegate to any officer or committee of officers such of their powers as they consider desirable to be exercised by him or them. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of its own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by the provisions of these Articles regulating the proceedings of Directors so far as they are capable of applying. Where a provision of the Articles refers to the exercise of a power, authority or discretion by the Directors and that power, authority or discretion has been delegated by the Directors to a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee.

19.	DIRECTORS' INTERESTS

19.1	A Director must, immediately after becoming aware of the fact that he is interested in a transaction or proposed transaction with the Company, disclose the nature and extent of that interest to the Board in accordance with Section 162 of the Companies Law.

19.2	Article 19.1 does not apply if:

19.2.1	the transaction or proposed transaction is between the Director and the Company; and

19.2.2	the transaction or proposed transaction is or is to be entered into in the ordinary course of the Company’s business and on usual terms and conditions.

19.3	For the purposes of this Article, a general disclosure to the Board by a Director to the effect that a Director has an interest (as director, officer, employee, member or otherwise) in a party and is to be regarded as interested in any transaction which may after the date of the disclosure be entered into with that party is sufficient disclosure of interest in relation to that transaction.

19.4	Nothing in Articles 19.1, 19.2 and 19.3 applies in relation to:

19.4.1	remuneration or other benefit given to a Director;

19.4.2	insurance purchased or maintained for a Director in accordance with Section 158 of the Companies Laws; or

19.4.3	qualifying third party indemnity provision provided for a Director in accordance with Section 159 of the Companies Laws.

19.5	Subject to Article 19.6, a Director is interested in a transaction to which the Company is a party if the Director:

19.5.1	is a party to, or may derive a material benefit from, the transaction;

19.5.2	has a material financial interest in another party to the transaction;

19.5.3	is a director, officer, employee or member of another party (other than a party which is an associated company) who may derive a material financial benefit from the transaction;

19.5.4	is the parent, child or spouse of another party who may derive a material financial benefit from the transaction; or

19.5.5	is otherwise directly or indirectly materially interested in the transaction.

19.6	A Director is not interested in a transaction to which the Company is a party if the transaction comprises only the giving by the Company of security to a third party which has no connection with the Director, at the request of the third party, in respect of a debt or obligation of the Company for which the Director or another person has personally assumed responsibility in whole or in part under a guarantee, indemnity or security.

19.7	Save as herein provided, a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he has any material interest otherwise than by virtue of their interests in shares or debentures or other securities of or otherwise in or through the Company. A Director may be counted in the quorum at a Board meeting in relation to any resolution on which he is debarred from voting.

19.8	Notwithstanding Article 19.7, a Director may vote on the following matters in which he has a material interest:

19.8.1	the giving of any security or indemnity to the Director or their associate(s) in respect of money lent or obligations incurred or undertaken by them or any of them at the request of or for the benefit of the issuer or any of its subsidiaries;

19.8.2	any proposal concerning an offer of shares or debentures or other securities of or by the Company or any other company which the Company may promote or be interested in for subscription or purchase where the director or their associate(s) is/are or is/are to be interested as a participant in the underwriting or sub-underwriting of the offer;

19.8.3	any proposal concerning any other company in which the Director or their associate(s) is/are interested only, whether directly or indirectly, as an officer or executive or shareholder or in which the Director or their associate(s) is/are beneficially interested in shares of that company, provided that the Director and any of their associates are not in aggregate beneficially interested in 5% or more of the issued shares of any class of such company (or of any third company through which their interest or that of their associates is derived) or of the voting rights; and

19.8.4	any proposal or arrangement concerning the benefit of employees of the Company or its subsidiaries including:

(a)	the adoption, modification or operation of any employees’ share scheme or any share incentive or share option scheme under which the Director or their associate(s) may benefit; or

(b)	the adoption, modification or operation of a pension fund or retirement, death or disability benefits scheme which relates both to Directors, their associates and employees of the Company or any of its subsidiaries and does not provide in respect of any Director, or their associate(s), as such any privilege or advantage not generally accorded to the class of persons to which such scheme or fund relates.

19.9	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employment with the Company or any company in which the Company is interested, the Directors may be counted in the quorum for the consideration of such proposals and such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning their own appointment.

19.10	Subject to Article 19.1 above the Directors may exercise the voting power conferred by the share in any other company held or owned by the Company or exercisable by them as directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them director, managing director, managers or other officer of such company or voting or providing for the payment or remuneration to the directors, managing director, manager or other officer of such company).

19.11	A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with their office of Director on such terms as to tenure of office or otherwise as the Board may determine.

19.12	Subject to due disclosure in accordance with Article 19, no Director or intending Director shall be disqualified by their office from contracting with the Company as vendor purchaser or otherwise nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested render the Director liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

19.13	Any Director may act by themselves or their firm in a professional capacity for the Company and they or their firm shall be entitled to remuneration for professional services as if he were not a Director, PROVIDED THAT nothing herein contained shall authorise a Director or their firm to act as Auditor to the Company.

19.14	Any Director may continue to be or become a director, managing director, manager or other officer or member of any company in which the Company may be interested and (unless otherwise agreed) no such Director shall be accountable for any remuneration or other benefits received by them as a Director, managing director, manager or other officer or member of any such other company.

20.	DISQUALIFICATION AND REMOVAL OF DIRECTORS

20.1	The office of a Director shall ipso facto be vacated:

20.1.1	if they shall have absented themselves (such absence not being absence with leave or by arrangement with the Board on the affairs of the Company) from meetings of the Board for a consecutive period of 12 Months and the Board resolves that their office shall be vacated;

20.1.2	if they become bankrupt, or make any arrangement or composition with their creditors generally;

20.1.3	if they ceases to be a Director by virtue of, or becomes prohibited from being a Director by reason of, an order made under the provisions of any applicable law or enactment;

20.1.4	if they becomes ineligible to be a Director in accordance with the Companies Laws or other applicable law or enactment;

20.1.5	if they die or become of unsound mind;

20.1.6	if they are requested to resign by written notice signed by a majority of their co-Directors (not being less than three in number);

20.1.7	if the Company by Ordinary Resolution shall declare that they shall cease to be a Director; or

20.1.8	if they resign their office by notice in writing delivered to the Company at the Office or tendered at a meeting of the Board.

20.2	Subject to the special rights of the holders one or more series of Preferred Shares or class of shares issued with deferred or other special rights to elect Directors, any Director may be removed from office at any time, but only if a resolution of Members is approved by Members representing shares entitling the registered holder to exercise two thirds or more of the votes of Members entitled to vote in a general meeting.

21.	PROCEEDINGS OF DIRECTORS

21.1	The Board may meet for the dispatch of business, adjourn and otherwise regulate its meetings as it thinks fit. The Board shall meet at least four times a year. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman at the meeting shall have a second or casting vote.

21.2	The Board shall also determine the notice necessary for its meetings and the persons (other than Directors) to whom such notice shall be given.

21.3	A meeting of the Board at which a quorum is present shall be competent to exercise all powers and discretion exercisable by the Board.

21.4	The continuing Directors may act notwithstanding any vacancy but if and so long as their number is reduced below any minimum number fixed pursuant to these Articles the continuing Directors may only act for the purpose of increasing the number of Directors to that number or of summoning a general meeting and for no other purpose. If there are no Directors able or willing to act then any one or more Members holding at least one-tenth of the issued shares of the Company may summon a general meeting for the purpose of electing a Director.

21.5	The Board may elect one of its members as chairman of its meetings and determine the period for which he is to hold office. If no such chairman be elected or if at any meeting the chairman be not present within five minutes after the time appointed for holding the same the Directors present may choose one of their members to be chairman of the meeting.

21.6	The Board shall have an absolute discretion to delegate any of its powers to one or more committees consisting of two or more Directors. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Board. The provisions of Article 21.2 shall apply to meetings of committees as they apply to meetings of the Board.

21.7	The Directors may proceed to approve any matter that could be approved in a board meeting by written resolution signed by each director entitled to attend and vote at a board meeting in respect of the subject matter of that written resolution.

21.8	The quorum necessary for the transaction of the business of the Board may be fixed by the Board and unless so fixed shall be two Directors.

22.	EXECUTIVE DIRECTOR

22.1	The Board may at any time appoint one or more directors to be an executive officer of the Company, on such terms, including such remuneration, and for such periods as it may determine, subject to any applicable Listing Rules.

22.2	The Board may entrust to and confer upon a Director holding any executive office any of the powers exercisable by the Board upon such terms and conditions and with such restrictions as it thinks fit either in addition to or to the exclusion of the Board’s own powers, and may, at any time, revoke, withdraw, alter, or vary all or any of such powers.

23.	SECRETARY

The Board may appoint a person to fill the office of Secretary and the Secretary shall be appointed (and may be removed) by the Board. Anything required or authorised to be done by or to the Secretary, may, if the office is vacant or there is for any other reason no Secretary capable of acting be done by or to any assistant or deputy Secretary, or if there is no assistant or deputy Secretary capable of acting, by or to any officer of the Company authorised generally or specially in that behalf by the Board, PROVIDED THAT any provisions of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary. At no time shall the Secretary be resident in the United Kingdom for tax purposes or carry out its duties in or from the United Kingdom.

24.	COMMON SIGNATURE

24.1	The common signature of the company may be either:

24.1.1	“SEDIBELO RESOURCES LIMITED” with the addition of the signature(s) of one or more Director(s), or of one or more officer(s) of the Company authorised generally or specifically by the Board for such purpose, or such other person or persons as the Board may from time to time appoint, or

24.1.2	the common seal of the Company affixed in such manner as these Articles may from time to time provide.

25.	THE SEAL

The Company shall have a common seal of which the Board shall provide for the safe custody and which shall only be used pursuant to a resolution passed at a meeting of the Board and every instrument to which the seal is affixed shall be signed in accordance with the provisions of Article 24.1.1.

26.	AUTHENTICATION OF DOCUMENTS

Any Director, the Secretary, or any person appointed by the Board for the purpose, shall have power to authenticate any documents affecting the Company (including the Memorandum and these Articles) and any resolutions passed by the Company or the Board and any books, records, documents and accounts relating to the business of the Company, and to certify copies or extracts as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the Office, the local manager or other officer of the Company having its custody shall be deemed to be a person appointed by the Board as aforesaid. A document purporting to be a copy of a resolution, or extract from the minutes of a meeting, of the Company or of the Board or any committee which is so certified by the Secretary, a Director or any person authorised by the Board for the purpose, shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

27.	DIVIDENDS AND DISTRIBUTIONS

27.1	The Directors shall have an absolute discretion to declare and pay dividends and/or make distributions from time to time, including interim dividends and/or distributions to the Members to the extent that they may lawfully do so in accordance with the provisions of the Companies Law.

27.2	The Board may deduct from any dividend or distribution payable to any Member on or in respect of a share all sums of money (if any) presently payable by that Member to the Company.

27.3	The Board may retain dividends or distributions payable upon shares in respect of which any person is entitled to become a Member until such person has become a Member.

27.4	Any dividend, distribution or other monies payable on or in respect of a share shall be paid to the Member registered as the holder of the same or to such other person as the Member (or, in the case of joint holders of a share, all of them) may in writing direct. Such dividend, distribution or other monies may be paid (i) by cheque sent by post to the payee or, where there is more than one payee, to any one of them, or (ii) by inter-bank transfer to such account as the payee or payees shall in writing direct, (iii) (if so authorised by the holder of shares in Uncertificated form) using the facilities of the relevant Uncertificated System (subject to the facilities and requirements of the relevant Uncertificated System), or (iv) by such other method of payment to which the Member (or in the case of joint holders of a share, all of them) may agree. Every such cheque shall be sent at the risk of the person or persons entitled to the money represented thereby, and payment of a cheque by the banker upon whom it is drawn, and any transfer or payment within (ii) or (iii) above, shall be a good discharge to the Company.

27.5	No dividend, distribution or other monies payable on or in respect of a share shall bear interest against the Company.

27.6	All dividends or distributions unclaimed for one year may be invested or otherwise made use of by the Board for the benefit of the Company until claimed and the Company shall not be constituted as trustee in respect thereof. All dividends or distributions unclaimed six years after the date when it first became due for payment shall be forfeited and shall revert to the Company without the necessity for any declaration or other action on the part of the Company.

27.7	Subject to the provisions of these Articles and to the rights attaching to any shares, any dividend, distribution or other monies payable on or in respect of a share may be paid in such currency as the Board may determine, using such exchange rate for currency conversions as the Board may select.

27.8	If two or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the holder or otherwise by operation of law, any one of them may give effectual receipts for any dividend, distribution or other monies payable or property distributable on or in respect of the share.

27.9	Any resolution of the Board for the declaration or payment of a dividend or distribution on shares of any class may specify that the same shall be payable to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend or distribution shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend or distribution of transferors and transferees of any such shares.

27.10	The waiver in whole or in part of any dividend or distribution on any share shall be effective only if such waiver is in writing signed by the Member (or the person entitled to the share in consequence of the death or bankruptcy of the holder or otherwise by operation of law) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company.

28.	ACCOUNTS

28.1	The Board shall cause proper books of account to be kept with respect to all the transactions, assets and liabilities of the Company in accordance with the Companies Laws.

28.2	The books of account shall be kept at the Office and shall at all times be open to the inspection of the Directors but no person other than a Director or Auditor or other person whose duty requires and entitles them to do so shall be entitled to inspect the books accounts and documents of the Company except as provided by the Companies Laws or authorised by the Board or by the Company in general meeting.

28.3	The most recent accounts of the Company shall be laid before the Company at its annual general meeting and such accounts shall contain a general summary of the assets and liabilities of the Company. The accounts shall be accompanied by a report of the Board as to the state of the Company as to the amount (if any) which they recommend to be paid by way of dividend and the amount (if any) which they have carried or propose to carry to reserve. The Auditor's report shall be attached to the accounts.

28.4	A copy of the report of the Board and balance sheet with the Auditor's report (if any) attached thereto made up to the end of the applicable financial year shall be delivered to every Member at least 21 days before the date of the annual general meeting and no later than 12 Months after the end of the financial year to which they relate:

28.4.1	by sending it through the post addressed to the Member at their registered address or by leaving it at that address addressed to the Member; or

28.4.2	where appropriate, by sending or supplying it in Electronic Communication to an address notified by the Member to the Company.

29.	AUDITORS

29.1	A Director shall not be capable of being appointed as an Auditor.

29.2	Every Auditor shall have a right of access at all times to the books, accounts and documents of the Company and shall be entitled to require from the Board such information and explanations as may be necessary for the performance of the Auditor’s duties. As required by section 262 of the Companies Law, the Auditors shall make a report to the Members on the accounts examined by them and such report shall state whether in their opinion the accounts give a true and fair view of the state of the Company's affairs and whether they have been prepared in accordance with the Companies Laws.

30.	UNTRACEABLE MEMBERS

30.1	Without prejudice to the rights of the Company under Article 30.2, the Company may cease sending cheques for dividends, entitlements or dividend warrants by post if such cheques or warrants have been left un-cashed on two consecutive occasions. However, the Company may exercise the power to cease sending cheques for dividend entitlements or dividend warrants after the first occasion on which such a cheque or warrant is returned undelivered. Subject to the provisions of these Articles, the Company shall recommence sending cheques, warrants or orders in respect of the dividends or distributions payable on those shares if the holder or person entitled by transmission claims the arrears of dividend or distribution and does not instruct the Company to pay future dividends or distributions in some other way.

30.2	The Company shall be entitled to sell, in such manner as the Board thinks fit, the shares of a Member or any shares to which a person is entitled by transmission on death or bankruptcy, where such Member or person is untraceable if and provided that:

30.2.1	for a period of 12 years, at least three dividends in respect of the shares in question have become payable and no dividend during that period has been claimed, no cheque or warrant sent by the Company through the post in a pre-paid letter addressed to the Member or to the person so entitled to the share at their address in the Register or otherwise the last known address given by the Member or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the Member or the person so entitled;

30.2.2	the Company has at the expiration of the said period of 12 years by advertisement in a newspaper circulating in the area in which the address referred to in Article 30.2.1 above is located given notice of its intention to sell such shares;

30.2.3	the Company has not, during the period of three Months after the date of the advertisement and prior to the exercise of the power of sale, received any communication from the Member or any person entitled to the relevant shares; and

30.2.4	if the shares are quoted on any stock exchange, the Company has given notice in writing to the quotations department of such stock exchange of its intention to sell such shares.

30.3	To give effect to any such sale pursuant to this Article 30, the Board may appoint any person as transferor to execute an instrument of transfer of the said shares and such instrument of transfer of the said shares shall be as effective as if it had been executed by the registered holder of, or person entitled by transmission to, said shares and the title of the purchaser or other transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. The net proceeds of sale shall belong to the Company, and the Company shall be obliged to account to the former Member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former Member or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares of the Company) as the Board may from time to time think fit. Any sale under this Article shall be valid and effective notwithstanding that the Member holding the shares sold is dead, bankrupt or otherwise under any legal disability or incapacity.

31.	AMENDMENT OF ARTICLES

31.1	Subject to the Companies Laws, the provisions of these Articles and the Listing Rules (as applicable), any amendment to these Articles must be approved by a Special Resolution.

31.2	For so long as the Company is listed on the Johannesburg Stock Exchange, any amendment to the terms below must be approved by a Special Resolution:

31.2.1	the creation of any class of shares;

31.2.2	the variation of any preferences, rights, limitations and other terms attaching to any class of shares;

31.2.3	the conversion of one class of shares into one or more other classes;

31.2.4	a consolidation of securities;

31.2.5	a sub-division of securities; and/or

31.2.6	the change of the name of the Company.

32.	NOTICES

32.1	A notice, document or other information may be served, sent or supplied by the Company to any Member either:

32.1.1	personally;

32.1.2	by sending it by prepaid post addressed to such Member at their registered address;

32.1.3	where appropriate, by sending or supplying it in Electronic Communication to an address notified by the Member for that purpose; or

32.1.4	where appropriate, by publishing on a website in accordance with these Articles.

32.2	Notices to be posted to addresses outside the Channel Islands and the United Kingdom shall so far as practicable be forwarded by prepaid airmail. The Company may at any time and in its sole discretion choose to serve, send or supply notices, documents or other information in hard copy form alone to some or all Members.

32.3	Any notice, document or other information, if served, sent or supplied by post, shall be deemed to have been served, sent or supplied (subject to any mandatory period as may from time to time be specified by the Companies Laws) 24 hours after the time when the letter containing the same is posted and in proving such service it shall be sufficient to prove that the letter containing the notice, document or other information was properly addressed and duly posted. A notice given by advertisement shall be published in appropriate newspapers in accordance with the requirements of the Stock Exchange or, to the extent permitted by the applicable laws or competent regulatory authority, by placing it on the Company’s website or the website of the Stock Exchange, and giving to the Member a notice stating that the notice or other document is available on such website (a “notice of availability”). A notice of availability may be given to the Member by any of the means set out under Article 32.1. A notice given by publication in La Gazette Officielle shall also be deemed to have been served before noon on the day on which the notice appears in La Gazette Officielle.

32.4	A notice, document or other information may be served, sent or supplied by the Company to the joint holders of a share serving, sending or supplying such notice, document or other information to the joint holder first named in the Register in respect of the share.

32.5	Any notice, document or other information served, sent or supplied by post or in Electronic Communication (including by publishing on a website in accordance with these Articles) to, or left at the registered address, of any Member shall notwithstanding the death, disability or insolvency of such Member and whether the Company has notice thereof be deemed to have been duly served or delivered in respect of any share registered in the name of such Member as sole or joint holder and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice, document or other information on all persons interested (whether jointly with or as claiming through or under them) in any such share.

32.6	Any notice, document or other information which, in accordance with these Articles, may be sent by the Company by Electronic Communication shall, if so sent, be deemed to be received at the expiration of 24 hours after the time it was sent. Proof (in accordance with the formal recommendations of best practice contained in the guidance issued by the Institute of Chartered Secretaries and Administrators) that an Electronic Communication was sent by the Company shall be conclusive evidence of such sending.

32.7	Any notice, document or other information made available by publishing on a website shall be deemed to have been received on the day on which the notice, document or other information was first made available on the website or, if later, when a notice of availability is deemed to have been received pursuant to Article 32.3 and/or Article 32.6.

32.8	The accidental failure to send, or the non-receipt by any person entitled to, any notice of or other document or information relating to any meeting or other proceeding shall not invalidate the relevant meeting or other proceeding.

32.9	A person entitled to a share in consequence of the death or bankruptcy of a Member or otherwise by operation of law, upon supplying to the Company such evidence as the Board may reasonably require to show their title to the share, and upon supplying also a postal address or an address for the purposes of Electronic Communications for the service of notices, shall be entitled to have served upon or delivered to them at such address any notice, document or other information to which the said Member would have been entitled or, where applicable, may be notified at that address of the availability of the notice or document on a website, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice document, or other information on all persons interested (whether jointly with or as claiming through or under them) in the share. Save as aforesaid any notice document, or other information delivered or sent to any Member in pursuance of these Articles shall, notwithstanding that such Member be then dead or bankrupt or in liquidation, and whether or not the Company has notice of their death or bankruptcy or liquidation, be deemed to have been duly served or delivered in respect of any share registered in the name of such Member as sole or first-named joint holder.

32.10	Where, under these Articles, a document requires to be signed by a Member or other person then, if in the form of an Electronic Communication, it must, to be valid, incorporate the electronic signature or personal identification details (which may be details previously allocated by the Company) of that Member or other person, in such form as the Board may approve, or be accompanied by such other evidence as the Board may require to satisfy themselves that the document is genuine. The Company may designate mechanisms for validating any such document, and any such document not so validated by use of such mechanisms shall be deemed not to have been received by the Company.

32.11	Any Member may notify the Company of an address for the purpose of their receiving Electronic Communications from the Company, and having done so shall be deemed to have agreed to receive notices and other documents from the Company by Electronic Communication of the kind to which such Member’s e-mail address relates. In addition, if a Member notifies the Company of their e-mail address, the Company may satisfy its obligation to send them any notice or other document by:

32.11.1	publishing such notice, document or information on a website; and

32.11.2	notifying the Member by e-mail to that e-mail address that such notice, document or information has been so published, specifying the address of the website on which it has been published, the place on the website where it may be accessed, how it may be accessed and (if it is a notice relating to a general meeting) stating (i) that the notice concerns a notice of a Company meeting served in accordance with the Companies Laws, (ii) the place, date and time of the meeting, (iii) whether the meeting is to be an annual or extraordinary general or class meeting and (iv) such other information as the Companies Laws may prescribe.

32.12	An Electronic Communication shall not be treated as received by the Company if it is rejected by computer virus protection arrangements.

33.	WINDING UP

33.1	If the Company shall be wound up, the surplus assets remaining after payment of all creditors, including the repayment of bank borrowings, shall be divided pari passu among the Members pro rata to their holdings of those shares, subject to the rights of any shares which may be issued with special rights or privileges.

33.2	If the Company shall be wound up, the Liquidator may, with the authority of a Special Resolution, divide among the Members in specie the whole or any part of the assets of the Company, whether or not the assets shall consist of property of a single kind, and may for such purposes set such value as he deems fair upon any one or more class or classes or property and may determine how such division shall be carried out as between the Members or different classes of Members. The Liquidator may with the like authority vest any part of the assets in trustees upon such trusts for the benefit of Members as the Liquidator with the like authority shall think fit and the liquidation of the Company may be closed and the Company dissolved but so that no Member shall be compelled to accept any shares or other assets in respect of which there is any outstanding liability.

33.3	Where the Company is proposed to be or is in course of being wound up and the whole or part of its business or property is proposed to be transferred or sold to another company (the “transferee”), the Liquidator may, with the sanction of an Ordinary Resolution conferring either a general authority on the Liquidator or an authority in respect of any particular arrangement, receive in compensation or part compensation for the transfer or sale, shares, policies or other like interests in the transferee for distribution among the Members or may enter into any other arrangement whereby the Members may, in lieu of receiving cash, shares, policies or other like interests, or in addition thereto, participate in the profits of or receive any other benefits from the transferee.

34.	INDEMNITY

The Directors and officers for the time being together with any former Directors or other officers of the Company and their respective heirs and Executors shall, to the fullest extent permitted by (i) Section 157 of the Companies Law as it presently exists or is or may hereafter be amended, be relieved of liability to the Company or any associated company (as defined by the Companies Law); (ii) Section 157(2) of the Companies Law as it presently exists or is or may hereafter be amended, be fully indemnified out of the assets and profits of the Company from and against any liability which they or their respective heirs or Executors may incur, except such (if any) as they shall incur by or through their own negligence, default, breach of duty or breach of trust; and (iii) Section 159 of the Companies Law as it presently exists or is or may hereinafter be amended, be fully indemnified against any liability to persons other than the Company and any associated company (as defined by the Companies Law).

35.	INSURANCE

Without prejudice to any other provisions of these Articles, and to the fullest extent permitted by the Companies Law, the Board may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers, employees or auditors of the Company, or of any other Group Company or otherwise associated with the Company or any Group Company or in which the Company or any such Group Company has or had any interest, whether direct or indirect, or of any predecessor in business of any of the foregoing, including (without prejudice to the generality of the foregoing) insurance against any costs, charges, expenses, losses or liabilities suffered or incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or the exercise or purported exercise of their powers and discretion and/or otherwise in relation to or in connection with their duties, powers or offices in relation to the Company or any such other body.

36.	INSPECTION OF DOCUMENTS

The Board shall determine whether and to what extent and at what times and places and under what conditions the accounts, books and documents of the Company shall be open to inspection and no Member shall have any right of inspecting any account or book or document except (i) as conferred by the Companies Laws; (ii) as authorised by the Board; and (iii) for so long as the Company is listed on any Stock Exchange, as conferred by the Listing Rules, as applicable.

37.	FORUM SELECTION

37.1	Unless the Company consents in writing to the selection of an alternative forum, the Courts of Guernsey shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any Member complaint asserting a cause of action arising under the Companies Laws or these Articles. The Company shall be entitled to security for costs in connection with any proceeding brought against it.

37.2	Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

37.3	Any person or entity purchasing or otherwise acquiring or holding any interest in Shares of the Company shall be deemed to have notice of and consented to the provisions of this Section 37.

38.	EXCLUDED OPPORTUNITY

The Company renounces any interest or expectancy of the Company in, or being offered an opportunity to participate in, an excluded opportunity (an “Excluded Opportunity”). An Excluded Opportunity is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into possession of, any Director who is not an employee of the Company or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a Director.